SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2003 (Amends the Current Report on Form 8-K filed January 7, 2004)

Progress Software Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-19417	04-2746201

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

14 Oak Park, Bedford, MA 01730

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 280-4000

(Former name or former address, if changed since last report)

Amendment No. 1 to Current Report on Form 8-K

Progress Software Corporation (PSC) hereby amends its Current Report on Form 8-K filed on January 7, 2004. The purpose of this amendment is to file the audited financial statements of the acquired business and the unaudited pro forma financial information required by Item 7.

PSC acquired certain assets and subsidiaries and assumed certain liabilities of DataDirect Technologies Limited (DTL), a wholly-owned subsidiary of DataDirect Technologies (DataDirect). DataDirect is a holding company whose principal operations were comprised of DTL.

Item 7 (a) Financial Statements of Acquired Business

Audited Consolidated Balance Sheet of DataDirect Technologies as of April 30, 2003 and the Related Consolidated Statements of Operations and Stockholders’ Equity and Cash Flows for the Year Ended April 30, 2003

DataDirect Technologies
Contents
April 30, 2003

Report of Independent Auditors

To the Board of Directors and
Stockholders of DataDirect Technologies

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in stockholders’ equity and of cash flows present fairly, in all material respects, the financial position of DataDirect Technologies and its subsidiaries (the “Company”) at April 30, 2003, and the results of their operations and their cash flows for the year ended April 30, 2003, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
June 23, 2003

Consolidated Balance Sheet

April 30,
(in thousands of dollars, except share data)	2003

Assets
Current assets
Cash and cash equivalents	$4,917
Accounts receivable, net of allowance for doubtful accounts of $329	11,125
Unbilled accounts receivable	97
Other current assets	824
Deferred tax asset	367

Total current assets	17,330
Property and equipment, net	2,578
Capitalized software costs, net	366
Deferred financing costs, net	935
Intangible assets, net	19,420
Long-term deferred tax asset	1,036

Total assets	$41,665

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,036
Accrued expenses and other current liabilities	5,422
Deferred revenue	7,167
Current portion of long-term debt	3,761

Total current liabilities	17,386
Long-term debt	14,577
Commitments and contingencies
Stockholders’ equity
Common stock, Class A - 92,000,000 shares authorized $0.00001 par value, 39,937,500 shares issued and outstanding	—
Common stock, Class L - 8,000,000 shares authorized, $0.00001 par value, 4,437,499 shares issued and outstanding (liquidation preference of $13,360)	—
Additional paid-in capital	11,593
Deferred compensation	(376)
Stock subscriptions receivable and shares subject to repurchase	(1,000)
Accumulated deficit	(48)
Accumulated other comprehensive loss	(467)

Total stockholders’ equity	9,702

Total liabilities and stockholders’ equity	$41,665

The accompanying notes are an integral part of these financial statements.

Consolidated Statement of Operations

Year Ended
April 30,
(in thousands of dollars)	2003

Revenue
License revenue	$36,264
Service and maintenance revenue	11,238

Total revenue	47,502
Cost of revenue
License	685
Service and maintenance	3,382
Amortization of intangible assets	4,475

Total cost of revenue	8,542

Gross profit	38,960

Operating expenses
Sales and marketing	15,432
Research and development	5,798
General and administrative (including non-cash stock compensation of $117)	5,633
Depreciation and amortization	675

Total operating expenses	27,538

Operating profit	11,422
Interest expense, net	(2,619)
Loss on extinguishment of debt	(1,735)
Loss on derivatives	(149)

Income before taxes	6,919
Provision for income taxes	(630)

Net income	$6,289

The accompanying notes are an integral part of these financial statements.

Consolidated Statement of Changes in Stockholders’ Equity
Year Ended April 30, 2003

Stock
	Common Stock				Subscription
Receivable
	Class A		Class L		and Shares
Subject to
(in thousands of dollars, except share data)	Shares	Amount	Shares	Amount	Repurchase

Balance, May 1, 2002	39,937,500	$—	4,437,499	$—	$(1,000)
Dividends paid on Class L common stock	—	—	—	—	—
Deferred compensation expense related to stock option grants	—	—	—	—	—
Compensation expense related to stock option grants	—	—	—	—	—
Comprehensive income
Net income	—	—	—	—	—
Foreign currency translation adjustment	—	—	—	—	—
Total comprehensive income	—	—	—	—	—

Balance, April 30, 2003	39,937,500	$—	4,437,499	$—	$(1,000)

[Additional columns below]

[Continued from above table, first column(s) repeated]

				Accumulated
	Additional	Deferred		Other	Total
	Paid-in	Compen-	Accumulated	Comprehensive	Stockholders’
(in thousands of dollars, except share data)	Capital	sation	Deficit	Income	Equity

Balance, May 1, 2002	$11,100	$—	$(3,158)	$(399)	$6,543
Dividends paid on Class L common stock	—	—	(3,179)	—	(3,179)
Deferred compensation expense related to stock option grants	493	(493)	—	—
Compensation expense related to stock option grants	—	117	—	—	117
Comprehensive income					—
Net income	—	—	6,289	—
Foreign currency translation adjustment	—	—	—	(68)
Total comprehensive income	—	—	—	—	6,221

Balance, April 30, 2003	$11,593	$(376)	$(48)	$(467)	$9,702

The accompanying notes are an integral part of these financial statements.

Consolidated Statement of Cash Flows

Year Ended
April 30,
(in thousands of dollars)	2003

Cash flows from operating activities
Net income	$6,289
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,358
Recovery of doubtful accounts receivable	(294)
Amortization of deferred financing costs	238
Interest accrued on senior subordinated loan	397
Non-cash compensation expense related to stock option grants	117
Loss on derivatives	149
Write-off of deferred financing costs	285
Change in operating assets and liabilities
Increase in accounts receivable	(41)
Decrease in unbilled accounts receivable	18
Decrease in other current assets	98
Increase in deferred taxes	(894)
Decrease in accounts payable, accrued expenses and other liabilities	(103)
Decrease in deferred revenue	(4,894)

Net cash provided by operating activities	6,723

Cash flows from investing activities
Purchase of property and equipment	(1,598)
Capitalized software costs	(362)

Net cash used in investing activities	(1,960)

Cash flows from financing activities
Proceeds from term loans	8,000
Repayment of term loans	(3,752)
Repayment of senior subordinated loan	(10,741)
Repayment of other loans	(4)
Payment of deferred financing costs	(474)
Payment of cash dividends	(3,179)

Net cash used in financing activities	(10,150)

Effect of currency exchange rate on cash	(68)
Net decrease in cash and cash equivalents	(5,455)
Cash and cash equivalents
Beginning of period	10,372

End of period	$4,917

Supplemental disclosure of cash flow information
Cash paid for interest	$2,665

The accompanying notes are an integral part of these financial statements.

1.	Nature of Operations

Organized in November 2001 and incorporated in the Cayman Islands, DataDirect Technologies (“DataDirect” or the “Company”) designs, develops and markets computer software products in the middleware connectivity segment of systems management. The Company was acquired from Merant, plc (see Note 2 – Acquisition). The Company derives revenue from the license of software products, either directly to end-users or in the form of distribution rights to original equipment manufacturers. Product licenses are sold and supported in more than 20 countries, either through the Company’s direct sales force or through a network of indirect channels including resellers and distributors. The Company’s revenue is also derived from the provision of product support and maintenance subscriptions. The Company’s principal market is the United States, which accounts for majority of the revenue. Revenue is also derived from customers in Europe and throughout the rest of the world.

2.	Acquisition

In November 2001, the Company acquired from Merant, plc (“Merant”) substantially all net assets and stock of the Enterprise Data Connectivity Division for approximately $23,776,000 in cash and incurred acquisition costs of approximately $5,715,000. The transaction was accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.” Accordingly, the net assets, and results of operations have been included in the Company’s financial statements from the date of acquisition. The Company received approximately $3,356,000 in net tangible assets, including assumed liabilities of $7,466,000 and $1,550,000 of cash acquired. Tangible assets and liabilities were recorded based on their respective fair values at the date of acquisition. Identifiable intangible assets as of the date of acquisition consisted of proprietary software technology and a customer base. None of the purchase price was assigned to in-process research and development. In-process research and development represents purchased in-process technology that, as of the date of the acquisition, had not reached technological feasibility and had no alternative future use.

3.	Summary of Significant Accounting Policies

Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses during the reporting period presented and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Carrying amounts of certain of the Company’s financial instruments, including cash and cash equivalents, a derivative instrument, accounts receivable, accounts payable, accrued expenses and other liabilities approximate fair value due to their short maturities.

Cash and Cash Equivalents

The Company considers all highly-liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Unbilled Accounts Receivable and Deferred Revenue

The Company offsets its accounts receivable and deferred revenue for any amounts unbilled and unearned at year end. At April 30, 2003, the balance offset relating to unbilled accounts receivable and deferred revenue was approximately $6,724,000.

Inventory

Inventory, consisting principally of diskettes and technical manuals, are stated at the lower of cost or market, cost being determined on a first-in, first-out method. Inventory is included in the balance sheet under other current assets.

Property and Equipment

Property and equipment are stated at cost net of accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method when the asset is put into use over the following estimated useful lives:

Computer equipment	3 to 5 years
Office equipment	5 years
Internal use software	3 years
Leasehold improvements	lesser of useful life or the lease term

Expenditures for repairs and maintenance are charged to operations when incurred. Upon retirement or disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in operations for that period.

Certain costs incurred to develop the Company’s billing financial systems and other internal applications during the application development stage are capitalized as internal use software. Costs incurred prior to the application development stage are expensed as incurred. Training costs and post implementation costs are expensed as incurred.

Capitalized Software Costs

SFAS No. 86, “Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed,” requires capitalization of certain software development costs incurred subsequent to technological feasibility and prior to general release to customers. Costs related to the initial development and design of new software products prior to the establishment of technological feasibility are expensed as research and development. Once technological feasibility is established, development costs incurred prior to general release are capitalized as software development costs.

Capitalized software costs are amortized using the straight-line method over the estimated economic life of the products, which is generally 18 months. The net realizable value of capitalized software development costs is periodically evaluated based on the estimated future gross revenues of a product, net of the estimated costs of completing and disposing of the product. Where a shortfall in future revenue from a product is anticipated or the remaining estimated economic life of a product has been reduced significantly, the excess is expensed.

Acquired Intangible Assets

The Company has recorded acquired intangible assets related to its acquisition (see Note 6 – Intangible Assets). Acquired intangible assets are amortized using the straight-line method over the estimated economic life between 5 and 7 years. The Company periodically reviews intangible assets to assess recoverability based upon events or changes in circumstances. On May 1, 2002, the Company adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” See “Recent Accounting Pronouncements.”

Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. If impairment is indicated, the asset is written down by the amount in which the carrying value of the asset exceeds the related fair value of the asset. No such impairment losses have been recognized through April 30, 2003.

Deferred Financing Costs

Deferred financing costs are capitalized and amortized as a component of interest expense over the term of the related debt.

Revenue Recognition

The Company recognizes revenue in accordance with the provisions of Statement of Position (“SOP”) 97-2, “Software Revenue Recognition” and SOP 98-9, “Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions.” The Company’s revenue consists of fees derived from licensing its software, including custom software modifications, consulting, training and post-contract support. The Company recognizes revenues from license arrangements upon execution of a contract and delivery of the product, provided that (a) the license fees are fixed and determinable; (b) no significant production, modification or customization of the software is required; (c) vendor specific objective evidence (VSOE) of fair value exists to allow the allocation of the total fee to undelivered elements of the arrangement; and (d) collection of the resulting receivable is deemed probable.

License agreements with original equipment manufacturers (OEM) allow the OEM to embed the Company’s products into a specified number of the OEM’s products during a specified period of time. Generally, OEM agreements are multiple element arrangements.

The Company also enters into other types of license agreements, typically with end-user customers, which allow for the use of products, usually restricted by the number of employees, the number of users, or the license term. Inasmuch as multiple elements are not typically included in these contracts, revenue is recognized up-front once the criteria under SOP 97-2 above is met.

For projects requiring significant modifications to the software, revenue is recognized in accordance with SOP 81-1, “Accounting for Performance of Construction Type and Certain Production Type Contracts,” either under the percentage of completion method or upon completion, provided that such amounts are deemed collectible.

Revenue from maintenance and support agreements generally require the Company to provide technical support and software updates to customers and is recognized ratably over the term of the agreement. Payments for maintenance fees are generally made in advance and are nonrefundable.

Cost of Revenue

Cost of license revenue consists of internally developed software amortization, materials, assembly, shipping and software royalties.

Advertising

Costs related to advertising and promotion of products is charged to sales and marketing expense as incurred. Advertising expense for the year ended April 30, 2003 was approximately $724,000.

Foreign Currency Translation

The functional currency for the Company’s non-U.S. subsidiaries is the applicable local currency. The Company translates assets and liabilities denominated in currencies other than U.S. dollars at year-end exchange rates. Revenues and expenses are translated using weighted average exchange rates in effect during the year. Gains and losses resulting from the process of translating financial statements denominated in currencies other than U.S. dollars are included in accumulated other comprehensive income or loss, which is reported as a separate component of shareholders’ equity.

Intercompany accounts are primarily denominated in U.S. dollars or Euros. Transaction gains included in operations amounted to approximately $118,000 for the year ended April 30, 2003.

Accounting for Stock-Based Compensation

The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board (APB) No. 25, “Accounting for Stock Issued to Employees.” Under the APB No. 25, compensation cost is measured as the excess, if any, of the fair market value of the Company’s common stock at the date of grant over the exercise price of the option granted. Compensation cost is recognized over the vesting period. SFAS No. 123 “Accounting for Stock-Based Compensation,” requires disclosure of the fair value method of accounting for stock options and other equity instruments.

Proforma information regarding net income as required by SFAS No. 123 has been determined as if the Company had accounted for its stock options under the fair value method under SFAS No. 123. The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants issued during the year ended April 30, 2003:

Dividend yield	0%
Expected volatility	0%
Weighted average risk-free interest rate	3.39%
Expected term	4 years

The following table illustrates the effect on net income if the fair-value based method had been applied to all outstanding and unvested awards in each period for the year ended April 30, 2003:

(in thousands of dollars)
Net income	$6,289
Less: total stock-based employee compensation expense determined under fair-value based method for all rewards, net of tax	(1)

Proforma net income	$6,288

Income Taxes

The Company accounts for income taxes in accordance with the asset and liability method. Deferred income taxes are recognized for tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce net deferred tax assets to the amount expected to be realized. Based on the Company’s current position, management believes that it is more likely than not that the Company’s deferred tax assets will be realized. Accordingly, a valuation allowance has not been recorded. The provision for income taxes include taxes currently payable and those deferred because of temporary differences between financial and tax reporting in the United States and other jurisdictions in which the Company operates.

Other Comprehensive Gain or Loss

Comprehensive gain or loss consists of net gains or losses and foreign currency translation adjustments as presented in the statements of changes in stockholders’ equity.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk, as defined by SFAS No. 105 “Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk,” consist principally of cash, cash equivalents and trade receivables.

The Company maintains cash and cash equivalents in financial institutions, which at times, may exceed the federally insured limits. The Company has not experienced any losses on such deposits.

Concentrations of credit risk with respect to trade receivables are limited due to the Company’s large, widespread customer base that encompasses many different industries and customers located in a variety of countries. The Company maintains reserves for potential losses. One customer represented 12% of revenue for the year ended April 30, 2003.

Derivative Instruments and Hedging Activities

The Company’s activities expose it to market risks that are related to the effects of changes in interest rates. This financial exposure is monitored and managed by the Company as an integral part of its overall risk-management program.

By using derivative financial instruments to hedge exposures to changes in interest rates, the Company exposes itself to credit risk and market risk. Credit risk is the risk that the counterparty might fail to fulfill its performance obligations under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes the Company, which creates repayment risk for the Company. When the fair value of a derivative contract is negative, the Company owes the counterparty and, therefore, does not assume repayment risk. Market risk is the risk that the value of a financial instrument might be adversely affected by a change in interest rates. The Company manages the market risk associated with interest rate contracts by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.

The Company used an interest rate swap to convert a portion of its variable-rate debt to fixed-rate debt. The resulting cost of funds is lower than it would have been had fixed-rate borrowings been issued directly. The level of fixed-rate debt, after the effects of the interest rate swap has been considered, is maintained at $7,500,000 of the total Company variable-rate revolving credit and term loan as of April 30, 2003.

The Company adheres to SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 133 requires the Company to carry derivative financial instruments on the balance sheet at fair value. The Company has a derivative financial instrument that did not meet the criteria to be designated for hedge accounting. For the year ended April 30, 2003, the Company recognized a loss of approximately $149,000 in the consolidated statements of operations, which represented the change in the fair value of the derivative.

Recent Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 141, requires, among other matters, that purchase accounting be applied to business combinations initiated after June 30, 2001 and the separate recognition of intangible assets apart from goodwill if they meet either the contractual legal or separability criteria. SFAS No. 142 addresses the accounting treatment and reporting for acquired goodwill and other intangible assets acquired individually or with a group of assets (but not those acquired in a business combination) and addresses how goodwill and other intangible assets are accounted for after initial acquisition. Under SFAS No. 142, goodwill and identifiable intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with this statement. Other intangible assets will continue to be amortized over their useful lives. The Company adopted SFAS No. 141 and 142 beginning on November 1, 2001 (date of inception).

In October 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of” and APB No. 30, “Reporting Results of Operations – Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions.” This statement provides guidance with regard to reporting the effects of a disposal of a segment of a business and will require expected future operating losses from discontinued operations to be displayed in discontinued operations in the period(s) in which the losses are incurred (rather than as of the measurement date as presently required by APB No. 30). This standard is applicable for fiscal years beginning after December 15, 2001. The Company adopted SFAS No. 144 beginning May 1, 2002. The adoption of SFAS No. 144 did not affect the Company’s operations, financial position or cash flows.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation Transition and Disclosure.” SFAS No. 148 is effective for fiscal years ending after December 15, 2002 and amends SFAS No. 123 to provide for alternative methods of transition to a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has accounted for stock-based employee compensation using the intrinsic value method under APB No. 25 and has adopted the amendments to the disclosure provisions of SFAS No. 148.

4.	Property and Equipment

Property and equipment consists of the following at April 30, 2003:

(in thousands of dollars)
Computer software and equipment	$3,108
Furniture and office equipment	216
Leasehold improvements	31

3,355
Less: accumulated depreciation and amortization	(777)

Total property and equipment, net	$2,578

Depreciation and amortization expense for the year ended April 30, 2003 was approximately $675,000.

5.	Capitalized Software Costs

Computer software consists of the following at April 30, 2003:

(in thousands of dollars)
Developed software	$574
Less: accumulated amortization	(208)

Capitalized software costs, net	$366

Amortization expense for the year ended April 30, 2003 was approximately $208,000 and is included as a cost of license revenue in the Statement of Operations.

6.	Intangible Assets

Intangible assets consist of the following at April 30, 2003:

(in thousands of dollars)
Acquired completed software technology	$17,113
Customer base	9,022

26,135
Less: accumulated amortization	(6,715)

Total intangible assets, net	$19,420

Intangible assets include completed software technology and a customer base which resulted as part of the November 2001 acquisition from Merant. The valuation of the intangibles was prepared by an independent appraisal company. The valuation was prepared in accordance with the Uniform Standards of Professional Appraisal Practice (“USPAP”), as promulgated by The Appraisal Foundation. The addition of these intangible assets and the net tangible assets at fair value acquired from Merant created negative goodwill (the excess of the fair value of identifiable net assets acquired over the aggregate price paid). The negative goodwill was offset, on a pro rata basis, to reduce the carrying value of the intangible assets to approximately $26,135,000.

Amortization expense for the year ended April 30, 2003 was approximately $4,475,000.

             The estimated amortization expense for each fiscal year ended April 30 is as follows:

(in thousands of dollars)
2004	$4,486
2005	4,281
2006	4,076
2007	3,177
2008 and thereafter	3,400

19,420

7.	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following at April 30, 2003:

(in thousands of dollars)
Payroll and related liabilities	$2,952
Accrued interest	102
Accrued operational liabilities	299
Accrued professional fees	201
Accrued liability for loss on derivative	225
Deposit from shareholders for shares subject to repurchase	325
Accrued taxes	1,318

Total accrued liabilities	$5,422

8.	Long-Term Debt

Long-term debt consists of the following at April 30, 2003:

(in thousands of dollars)
Revolving credit and term loan	$10,310
Term B loan	8,000
Other	28

18,338
Less: current portion	(3,761)

Total long-term debt	$14,577

Revolving Credit and Term Loan

In November 2001, the Company entered into a credit facility with a lender, under which the Company may borrow up to $16,500,000 consisting of a $1,500,000 revolving loan (“Revolving Loan”) and a $15,000,000 term loan (“Term Loan”) both with a maturity date of November 2005. A total of $15,000,000 was drawn under the Term Loan during the period November 1, 2001 (date of inception) to April 30, 2003, of which approximately $10,310,000 remains outstanding at April 30, 2003. The Term Loan has mandatory principal payments which began on April 30, 2002 of approximately $938,000 per quarter until it is fully repaid. No amounts have been drawn on the Revolving Loan.

The interest rate applicable to the Revolving Loan and the Term Loan is based on, at the Company’s option, (1) LIBOR (“Eurodollar Loans”) plus an applicable margin, as defined, or (2) the higher of the lender’s prime rate or 0.50% above the federal funds effective rate (“ABR Loans”), plus an applicable margin, as defined. The applicable margin for Eurodollar Loans ranged from 2.75% to 3.50% based upon certain ratios of the Company as specified in the agreement. The applicable margin for ABR Loans ranged from 0.75% to 1.00% based upon certain ratios as specified in the agreement. During the year ended April 30, 2003, the credit facility was amended to fix the applicable margin for Eurodollar Loans and ABR Loans at 3.50% and 1.00%, respectively.

The Term Loan requires the Company to purchase interest rate protection arrangements covering an amount equal to at least 50% of the original principal amount of the Term Loan for a period of two years. At April 30, 2003 the Company hedged $7,500,000 of the Term Loan. The interest rate swap contract expires in February 2004. The outstanding interest rate swap contract fixes the LIBOR rate as follows:

August 2002 to February 2003	3.65%
February 2003 to August 2003	4.11%
August 2003 to February 2004	4.32%

At April 30, 2003, the interest rate applicable to the total Term Loan was approximately 6.88%.

In April 2003, the credit facility was amended to allow the Company to borrow up to an additional $8,000,000 in a term loan (“Term B Loan”) with a maturity date of April 2007. As part of this amendment, the lender withdrew its commitment for the Revolving Loan. A total of $8,000,000 was drawn under the Term B Loan through April 30, 2003, of which $8,000,000 remains outstanding at April 30, 2003. The Term B Loan has mandatory principal payments, beginning on July 31, 2006, of approximately $1,333,000 per quarter until it is fully repaid.

The interest rate applicable to the Term B Loan is based on, at the Company’s option, (1) LIBOR (“Eurodollar Loans”) plus an applicable margin, as defined, or (2) the higher of the lender’s prime rate or 0.50% above the federal funds effective rate (“ABR Loans”), plus an applicable margin, as defined. The applicable margin for Eurodollar Loans is 6.00% based upon certain ratios of the Company as specified in the agreement. The applicable margin for ABR Loans is 3.50% based upon certain ratios as specified in the agreement. The Term B Loan does not require the Company to purchase interest rate protection arrangements.

Borrowings under the Revolving Loan, Term Loan and Term B Loan are subject to certain financial and operating covenants. The financial covenants include various ratios including debt to equity, debt to EBITDA, debt service and current ratio. The operating covenants include minimum EBITDA and maximum capital expenditure thresholds. No violations of the debt agreement existed for the year ended April 30, 2003.

The Revolving Credit, Term Loan and Term B Loan are collateralized by substantially all of the assets of the Company. Additionally, through April 2003, the Revolving Loan was subject to an annual commitment fee at a rate of 0.50% per annum on the undrawn portion of the Revolving Loan.

Senior Subordinated Loan

In November 2001, the Company completed the issuance and sale of 18.5% Senior Subordinated Notes (“Notes”) in the aggregate principal amount of $10,100,000 due April 30, 2006 to Golden Gate Capital, the Company’s majority shareholder. Included in the Senior Subordinated Loan agreement (“Note Agreement”) was the issuance of 11,250,000 Class A shares and 1,250,000 Class L shares for $3.13 and $0.039, per share, respectively. Total gross proceeds from the sale of the Notes and the combined Class A and Class L shares were approximately $5,747,000 and $4,353,000, respectively. The total fair market value of the Notes on the date of issuance was $10,100,000. Approximately $4,353,000 in proceeds from the shares of Class A and Class L issued in conjunction with the Notes and the Company’s formation (see Note 9 – Stockholders’ Equity), were allocated to the Notes based on the relative fair value of the Notes and stock. The fair value of the Notes was determined by an independent appraisal company. Interest with respect to the Notes were to be (1) paid in cash quarterly at a rate of 13.5% per annum beginning on January 31, 2002 and (2) accrued and added to the principal balance quarterly at a rate of 5% per annum. The Company had the option to redeem the Notes at any time prior to the maturity date, in whole or in part, in accordance with the Note Agreement. During the year ended April 30, 2003, the Company exercised its option to redeem the Notes and paid off principal balances of approximately $5,171,000 in December 2002 and $5,570,000 in April 2003, plus associated prepayment premiums totaling approximately $1,450,000, which is included in the loss on extinguishment of debt in the consolidated statements of operations.

Deferred Financing Costs

In connection with entering into the Revolving Credit, Term Loan, Term B Loan and the Senior Subordinated Loan, the Company incurred certain debt issuance costs. The Company capitalized $400,000 for the year ended April 30, 2003. The deferred financing costs are being amortized using the straight-line method over the term of the related debt. For the year ended April 30, 2003, the Company recorded interest expense related to the amortization of deferred financing costs of approximately $238,000.

Future Minimum Principal Payments

At April 30, 2003, the minimum required annual principal payments under the Company’s outstanding debt obligations were as follows for the years ending April 30:

(in thousands of dollars)
2004		$3,761
2005		3,761
2006		2,816
2007		8,000

	Total minimum principal payments	$18,338

9.	Stockholders’ Equity

In November 2001, the Company issued 37,353,041 Class A shares and 4,150,338 Class L shares of common stock to Golden Gate Capital in connection with the Company’s formation for $0.039 per share and $3.13 per share, respectively, for an aggregate total of approximately $14,453,000 in cash.

In March 2002, certain members of management agreed to purchase 2,584,459 Class A shares and 287,161 Class L shares of common stock for $0.039 per share and $3.13 per share, respectively, for cash proceeds of $325,000 and the issuance of promissory notes for the remaining $675,000. The shares that management purchased are subject to repurchase by the Company (1) upon voluntary termination of employment at the lesser of the original purchase price or the then current fair market value or (2) upon involuntary termination of employment at the fair market value. The repurchase option by the Company has no expiration date. As a result, the stock has been treated as a performance award, and a contra equity account has been established in stockholders’ equity for management’s purchase price of $1,000,000. Additionally, the $325,000 cash received by the Company for these shares has been reflected as an accrued liability on the April 30, 2003. The shares subject to repurchase have been included in shares issued and outstanding at April 30, 2003. When, and if, the share restrictions lapse or the stock is repurchased, the Company will assess whether a compensation charge is required for the excess of fair value over the original purchase price.

The values of the Class A and Class L shares of $1,100,000 and $10,000,000, respectively, included in the accompanying statement of changes in stockholders’ equity as of April 30, 2003 represent the estimated fair market values of the Company’s common stock at issuance. Approximately $4,353,000 in proceeds from the shares of Class A and Class L (see Note 8 – Long-Term Debt) were allocated to the Notes based on the relative fair value of the Notes and the stock. The relative fair value of each class of common stock was determined by an independent appraisal company.

The Company has 92,000,000, $0.00001 par value Class A shares and 8,000,000, $0.00001 par value Class L shares of common stock authorized. At April 30, 2003 and 2002, 39,937,500 Class A shares and 4,437,499 Class L shares of common stock were issued and outstanding.

Voting

Both the Class A and Class L common stockholders are entitled to one vote on all matters brought before the stockholders for each share of common stock held.

Dividends

Dividends are to be received when, as and if declared by the Board of Directors. The holders of Class L shares shall be entitled to receive, as priority (a) dividends at the rate of 12% per annum compounded quarterly on the Class L shares original cost plus any accrued and unpaid dividends and (b) amounts equal to the aggregate unreturned original cost of Class L shares. After the required dividends have been made to the Class L shareholders, the remaining shareholders are entitled to receive any remaining dividends.

In December 2002 and April 2003, the Board of Directors declared and paid dividends of $0.338 and $0.378 per share, respectively, on the Class L shares. Dividends paid amounted to approximately $1,500,000 and $1,678,000 in December 2002 and April 2003, respectively.

Liquidation Preferences

In the event of a liquidation, winding up or change of control of the Company, the holders of the Class L common stock will be entitled to a liquidation preference before the Company’s Class A common stockholders. The liquidation preference is equal to the original cost plus any accrued and unpaid cumulative dividends at a rate of 12% per annum compounded quarterly. If the assets of the Company are not sufficient to pay this distribution, then the assets and funds of the Company will be distributed ratably among the holders of Class L common stock.

10.	Stock Option Plan

In November 2001, the Company adopted the 2001 Share Purchase and Option Plan (the Plan) in order to provide an incentive to eligible employees, officers, directors and consultants of the Company. The Board of Directors, which administers the Plan, determines the persons to whom awards shall be granted, the number of shares to be granted and any modifications to awards. Options typically vest over a four-year period and have a 10 year term. Options granted under the Plan are exercisable into shares of the Company’s common stock upon award. As of April 30, 2003, the Company had reserved 18,000,000 and 2,000,000 shares of Class A and Class L common stock, respectively, for issuance under the Plan. Class A options available for future grant as of April 30, 2003 were 14,273,037. Through April 30, 2003, there have been no Class L options granted.

A summary of the status of the Company’s stock option plan is presented below for the year ended April 30, 2003:

		Weighted-
		Average
	Shares	Exercise Price
Options outstanding, May 1, 2002	2,245,703	$0.56
Options granted	1,743,760	0.54
Options exercised	—	—
Options forfeited	(262,500)	0.53

Options outstanding, April 30, 2003	3,726,963	$0.55

Options exercisable at April 30, 2003	627,001	$0.72

The exercise price for options granted during the year ended April 30, 2003 ranged between $0.04 and $1.30 per share. As a result of certain options issued with exercise prices below the fair market value of the Company’s Class A common stock, the Company recorded deferred compensation of approximately $493,000, of which $117,000 has been recognized as compensation expense for the year ended April 30, 2003. The weighted average remaining contractual life of options outstanding as of April 30, 2003 is 9.1 years.

11.	Income Taxes

The provision for income taxes consist of the following for the year ended April 30, 2003:

(in thousands of dollars)
Current taxes
Foreign	$1,631
Federal	(85)
State	(23)

Total current taxes	1,523

Deferred taxes
Foreign	11
Federal	(817)
State	(87)

Total deferred taxes	(893)

Total provision for income taxes	$630

The following table analyzes the differences between taxes at the U.S. statutory tax rate and taxes at the effective tax rate for the year ended April 30, 2003:

Income tax provision at the U.S. statutory tax rate	34.00%
State and local taxes, net of U.S. statutory tax rate	(1.59)
Meals, entertainment and other non-deductible items	(0.61)
Intercompany interest income	4.34
Foreign rate differential	(24.51)
Research and development credit carryforward	(2.53)

9.10%

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at April 30, 2003 are as follows:

(in thousands of dollars)
Accrued expenses	$7
Allowance for doubtful accounts	116
Research and development credit	255
Deferred compensation	45
Depreciation and amortization	216
Deferred revenue	363
NOL carryforward	401

Total deferred tax assets	$1,403

At April 30, 2003 the Company had a federal net operating loss (NOL) available for carryback of approximately $480,000 and a federal NOL carryforward of approximately $1,038,000 available to reduce future taxable income, which will begin to expire in 2023. The realization of the benefits of the NOLs is dependent on sufficient taxable income in future years. Lack of future earnings, a change in the ownership of the Company, or the application of the alternative minimum tax rules could adversely affect the Company’s ability to utilize the NOLs.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amount used for income tax purposes.

12.	Employee Benefit Plans

On February 2, 2003, the Company established a 401(k) plan (the 401(k) Plan) for its employees who have met certain eligibility requirements and are based in the United States. Under the terms of the 401(k) Plan, employees may elect to make pre-tax contributions to the 401(k) Plan of up to 25% of their eligible salary or $12,000. The 401(k) Plan allows for the Company to make annual discretionary matching contributions. Through April 30, 2003, the Company had not made any matching contributions.

13.	Related Party Transaction

A shareholder, including certain members of the Board of Directors, provides management services to the Company for which management fees of approximately $504,000 were expensed for the year ended April 30, 2003 and is included in general and administrative expense in the consolidated statements of operations. As of April 30, 2003 amounts due to these shareholders were approximately $53,000.

14.	Commitments and Contingencies

The Company leases office space and equipment under operating leases expiring at various dates through 2007. Future minimum lease commitments under non-cancelable operating leases as of April 30, 2003 are as follows:

(in thousands of dollars)
2004	$1,155
2005	1,037
2006	793
2007	747

Total minimum lease payments	$3,732

Rent expense recorded for the year ended April 30, 2003 was approximately $1,080,000.

15.	Subsequent events (unaudited)

On December 23, 2003, the Company sold substantially all assets and transferred substantially all liabilities (except for specified excluded liabilities primarily relating to income taxes and bank debt) to Progress Software Corporation for approximately $88 million, net of cash. Progress Software Corporation is a public company that, from an ownership prospective, was unrelated to DataDirect Technologies at the time of the sale.

Unaudited Condensed Consolidated Balance Sheet of DataDirect Technologies as of October 31, 2003 and the Related Condensed Consolidated Statements of Operations and Cash Flows for the Six Months Ended October 31, 2003 and 2002:

Condensed Consolidated Balance Sheet (unaudited)

October 31,
(In thousands)	2003

Assets
Current assets:
Cash and equivalents	$6,383
Accounts receivable, net	9,312
Other current assets	937

Total current assets	16,632

Property and equipment, net	2,623
Intangible assets, net	17,145
Other assets	2,026

Total	$38,426

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$632
Accrued expenses and other current liabilities	4,725
Current portion of long-term debt	3,761
Deferred revenue	5,452

Total current liabilities	14,570

Long-term debt	12,735
Stockholders’ equity	11,121

Total	$38,426

See notes to condensed consolidated financial statements.

Condensed Consolidated Statements of Operations (unaudited)

	Six Months Ended Oct. 31,

(In thousands)	2003	2002

Revenue:
License revenue	$14,361	$18,178
Service and maintenance revenue	6,094	5,560

Total revenue	20,455	23,738

Cost of revenue:
License	279	379
Service and maintenance	1,708	1,470
Amortization of intangible assets	2,270	2,243

Total cost of revenue	4,257	4,092

Gross profit	16,198	19,646

Operating expenses:
Sales and marketing	7,273	7,518
Research and development	3,248	2,828
General and administrative (including noncash stock compensation of $57 and $(57), respectively)	2,770	2,526
Depreciation and amortization	406	307

Total operating expenses	13,697	13,179

Operating profit	2,501	6,467
Interest expense, net	(790)	(1,579)
Gain (loss) on derivatives	103	(40)

Income before income taxes	1,814	4,848
Provision for income taxes	(353)	(774)

Net income	$1,461	$4,074

See notes to condensed consolidated financial statements.

Condensed Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended October 31,

(In thousands)	2003	2002

Cash flows from operating activities:
Net income	$1,461	$4,074
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,873	2,770
Amortization of deferred financing costs	(126)	—
Loss (gain) on derivatives	(103)	40
Noncash stock compensation expense (gain)	57	(57)
Changes in operating assets and liabilities:
Accounts receivable	1,910	4,250
Other current assets	254	25
Accounts payable and accrued expenses	(998)	(121)
Deferred revenue	(1,715)	(6,820)

Net cash provided by operating activities	3,613	4,161

Cash flows from investing activities:
Purchases of property and equipment	(206)	(1,242)
Capitalized software costs	—	(90)
Increase in other non-current assets	—	(116)

Net cash used for investing activities	(206)	(1,448)

Cash flows from financing activities:
Repayment of loans	(1,842)	(1,875)

Net cash used for financing activities	(1,842)	(1,875)

Effect of currency exchange rate on cash	(99)	360

Net increase in cash and equivalents	1,466	1,198
Cash and equivalents, beginning of period	4,917	10,372

Cash and equivalents, end of period	$6,383	$11,570

See notes to condensed consolidated financial statements.

Notes to the Unaudited Condensed Consolidated Financial Statements

1. Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared by DataDirect Technologies (DataDirect) pursuant to the rules and regulations of the Securities and Exchange Commission regarding interim financial reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the audited financial statements included herein for the year ended April 30, 2003.

2. Recent Accounting Pronouncements

In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN 45 requires a company to recognize the fair value for certain guarantee obligations on the date of issuance of the guarantee. The initial recognition and measurement provisions of FIN 45 are applicable on a prospective basis for guarantee arrangements issued or modified by the Company after December 31, 2002. FIN 45 also requires a company to make certain additional disclosures even when the likelihood of payment under the guarantee is remote. The adoption of FIN 45 had no impact on the results of operations of the Company.

Pursuant to FIN 45 and subsequent FASB staff positions, intellectual property infringement indemnifications are subject to the disclosure requirements of FIN 45, but are exempt from its initial recognition and measurement provisions. The Company typically includes its standard intellectual property indemnification clauses in its software license agreements. Pursuant to these clauses, the Company agrees to indemnify parties, typically the Company’s customers in connection with certain intellectual property infringement claims by third parties relating to the Company’s products. The term of the indemnification clauses varies, typically ranging from five years to perpetuity, and generally applies at any time after the execution of the software license agreement. In addition, the Company generally warrants that its software products will perform in all material respects in accordance with its standard published software specifications in effect at the time of delivery of the licensed products to the customer for a specified period of time following delivery, typically 60 days. The Company has not experienced any material intellectual property indemnification or warranty claims historically and has no amounts accrued as of October 31, 2003 relating to such obligations.

In November 2002, the EITF reached a consensus on EITF Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables.” EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. EITF Issue No. 00-21 is applicable to revenue arrangements entered into or modified after June 30, 2003. The provisions of this consensus did not have any effect on the Company’s financial position and results of operations.

In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51.” In December 2003, the FASB revised FIN No. 46 to reflect decisions it made regarding a number of implementation issues. FIN No. 46, as revised, requires that the primary beneficiary of a variable interest entity consolidate the entity even if the primary beneficiary does not have a majority voting interest. This interpretation applies to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. This interpretation also identifies those situations where a controlling financial interest may be achieved through arrangements that do not involve voting interests. The interpretation also establishes additional disclosures which are required regarding an enterprise’s involvement with a variable interest entity when it is not the primary beneficiary. The requirements of this interpretation are required to be applied for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions must be applied for the first interim or annual period ending after December 15, 2003. The Company does not have any controlling interest, contractual relationships or other business relationships with unconsolidated variable interest entities and therefore the adoption of this standard did not have any effect on the Company’s financial position and results of operations.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The statement requires that contracts with comparable characteristics be accounted for similarly and clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except in certain circumstances, and for hedging relationships designated after June 30, 2003. The adoption of this standard did not have a material impact on the Company’s financial position and results of operations.

3. Accounting for Stock Based Compensation

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure.” SFAS No. 148 provides for alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The

Company continues to account for its stock-based employee compensation plans under the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. APB No. 25 provides that compensation expense relative to a Company’s employee stock options is measured based on the intrinsic value of the stock options at the measurement date. Effective for interim periods beginning after December 15, 2002, SFAS No. 148 also requires disclosure of pro-forma results on a quarterly basis as if the Company had applied the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.”

If compensation expense had been recorded based on the fair value of awards under the stock option plan as set forth in SFAS No. 123, as amended, the Company’s net income attributable to common stockholders would have been adjusted to the pro forma amounts presented below, for the six months ended October 31, 2003 and 2002, respectively (in thousands, except per share data):

	2003	2002
Net income attributable to stockholders	$1,461	$4,074
Add: Compensation expense (gain) recognized under intrinsic value method	57	(57)
Less: Stock based comp under fair value method	(58)	(61)

Pro forma net income	$1,460	$3,956

The fair value of each option is estimated using the Black-Scholes option-pricing model with the following assumptions used for option grants under DataDirect’s stock option plan issued during the six months ended October 31, 2003 and 2002, respectively: volatility factors of 0% and 0%, risk-free interest rates of 3.39% and 3.17%, weighted-average expected life of 4 years, and no dividend yields.

4. Comprehensive Income

Comprehensive income includes gains from foreign currency translation of $99,000 and $360,000 for the six months ended October 31, 2003 and 2002, respectively, that have been excluded from net income and reflected instead in shareholders’ equity. Comprehensive income was $1,560,000 and $4,434,000 for the six months ended October 31, 2003 and 2002, respectively.

5. Subsequent Event

On December 23, 2003, DataDirect sold substantially all assets and transferred substantially all liabilities (except for specified excluded liabilities primarily relating to income taxes and bank debt) to Progress Software Corporation for approximately $88 million, net of cash. Progress Software Corporation is a public company that, from an ownership prospective, was unrelated to DataDirect Technologies at the time of the sale.

Item 7 (b) Pro Forma Financial Information

Unaudited Pro Forma Condensed Combined Consolidated Financial Information

The following unaudited pro forma condensed combined consolidated balance sheet as of November 30, 2003 and the unaudited pro forma condensed combined consolidated statement of operations for the fiscal year ended November 30, 2003 are based on the historical financial statements of PSC and DataDirect and give effect to the acquisition of certain assets and subsidiaries and the assumption of certain liabilities of DTL, a wholly-owned subsidiary of DataDirect, by PSC on December 23, 2003 as a purchase given the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

The unaudited pro forma condensed combined consolidated balance sheet as of November 30, 2003 is presented to give effect to the acquisition of DataDirect as if it occurred on November 30, 2003. The unaudited pro forma condensed combined consolidated statement of operations of PSC and DataDirect for the fiscal year ended November 30, 2003 is presented as if the acquisition had taken place on December 1, 2002 and, due to different fiscal period ends, combines the historical results of PSC for the fiscal year ended November 30, 2003 and the historical results of DataDirect for the twelve months ended October 31, 2003.

The unaudited pro forma condensed combined consolidated financial information is presented for illustrative purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial position of PSC that would have been reported had the acquisition been consummated as of the dates presented, and should not be taken as representative of future operating results or financial position of PSC. The pro forma adjustments are based upon available information and assumptions that PSC believes are reasonable under the circumstances.

The unaudited pro forma condensed combined consolidated financial information has been prepared based on preliminary estimates of the fair values of assets acquired from DataDirect as determined by a third party appraiser. The impact of ongoing integration activities and adjustments to fair value of acquired net tangible and intangible assets of DataDirect could cause material differences in the information presented.

The unaudited pro forma condensed combined consolidated financial information should be read in conjunction with the historical consolidated financial statements of PSC included in its Form 10-K for the fiscal year ended November 30, 2003.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
November 30, 2003

	Historical	Pro Forma	Pro Forma
(In thousands)	PSC	Adjustments	Combined

Assets
Current assets:
Cash and equivalents	$152,117	$(87,520)	$64,597
Short-term investments	67,014	—	67,014
Accounts receivable	52,065	6,720	58,785
Other current assets	22,534	3,280	25,814

Total current assets	293,730	(77,520)	216,210

Property and equipment, net	35,572	560	36,132
Goodwill and net intangible assets	21,530	83,140	104,670
Other assets	16,938	—	16,938

Total	$367,770	$6,180	$373,950

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$11,593	$620	$12,213
Other accrued liabilities	51,522	3,980	55,502
Deferred revenue	82,614	4,180	86,794

Total current liabilities	145,729	8,780	154,509
Shareholders’ equity	222,041	(2,600)	219,441

Total	$367,770	$6,180	$373,950

See notes to unaudited pro forma condensed combined consolidated financial statements.

Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations
Year Ended November 30, 2003

	Historical	Historical	Pro Forma		Pro Forma
(In thousands, except per share data)	PSC	DataDirect	Adjustments		Combined

Revenue:
Software licenses	$109,666	$32,447	$(464	) (A)	$141,649
Maintenance and services	199,934	11,772	—		211,166

Total revenue	309,060	44,219	(464)		352,815

Costs and expenses:
Cost of software licenses	9,173	5,087	36	(A)	14,296
Cost of maintenance and services	52,599	3,620	—		56,219
Sales and marketing	125,934	15,961	(511	) (A)	141,384
Product development	50,243	6,218	—		56,461
General and administrative	34,159	5,877	—		40,036
In-process research and development	200	—	—		200

Total costs and expenses	272,308	36,763	(475)		308,596

Income from operations	36,752	7,456	11		44,219
Other income (expense), net	1,925	(3,571)	2,049	(B)	403

Income before provision for income taxes	38,677	3,885	2,060		44,622
Provision for income taxes	11,603	209	1,575	(C)	13,387

Net income	$27,074	$3,676	$485		$31,235

Earnings per share:
Basic	$0.79				$0.91
Diluted	$0.72				$0.83

Weighted average shares outstanding:
Basic	34,217				34,217
Diluted	37,554				37,554

See notes to unaudited pro forma condensed combined consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

Note 1: Basis of Presentation and Purchase Price Allocation

The information presented includes the historical results of Progress Software Corporation (PSC) as of and for the fiscal year ended November 30, 2003 and the historical results of DataDirect Technologies (DataDirect) for the twelve months ended October 31, 2003.

The purchase price of PSC’s acquisition of certain assets and certain subsidiaries and the assumption of certain liabilities of DataDirect included in the pro forma financial information was allocated based on the preliminary estimate of the fair value of the assets and liabilities of DataDirect as of the date of acquisition. Estimated expenses related to the acquisition of DataDirect of approximately $0.7 million are for professional fees and other direct expenses were recorded on the date of acquisition and have been included in the allocation of the purchase price. The estimated total purchase price for DataDirect is as follows:

(In thousands)

Cash consideration paid	$93,330
Estimated direct transaction costs	700

Total estimated purchase price	$94,030

Allocation of the purchase price for the acquisition of DataDirect was based on an estimate of the fair value of the assets acquired and liabilities assumed based on a preliminary independent appraisal. The allocation of the purchase price is subject to revision based on the final determination of appraised and other fair values. The preliminary purchase price allocation is as follows:

(In thousands)

Working capital, including cash of $5,810	$7,730
Property and equipment	560
Identifiable intangible assets	36,570
Goodwill	46,570
In-process research and development	2,600

Total preliminary purchase price allocation	$94,030

Intangible assets primarily represent purchased technology, customer-related intangibles and trademarks. Such amounts will be amortized over one to ten years.

PSC applied the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141 “Business Combinations” and SFAS No. 142 “Goodwill and Other Intangible Assets” with respect to the acquisition of DataDirect on December 23, 2003 (the date of acquisition). As part of the application of SFAS No. 141, PSC recognized identifiable intangible assets separate from goodwill and has recognized amortization expense on these intangible assets. PSC recognized goodwill, which is not being amortized, but rather will be evaluated for impairment of the goodwill’s value on a periodic basis but not less than once a year.

The in-process research and development (“IPR&D”) charge of $2.6 million was expensed when the acquisition was consummated because the technological feasibility of the IPR&D had not been achieved and no alternate future uses have been established. Research and development costs to bring the acquired products to technological feasibility are not expected to have a material impact on PSC’s future results of operations or cash flows.

Note 2: Pro Forma Adjustments

The unaudited pro forma condensed combined consolidated balance sheet includes the adjustments necessary to give effect to the acquisition as if it had occurred on November 30, 2003 and to reflect the allocation of the acquisition cost to the fair value of tangible and intangible assets acquired and liabilities assumed as described in Note 1. There were no intercompany balances between PSC and DataDirect. No pro forma adjustments were required to conform DataDirect’s accounting policies to PSC’s accounting policies. Adjustments included in the unaudited pro forma condensed combined consolidated balance sheet are summarized in Note 1.

The unaudited pro forma condensed combined consolidated statements of operations include the adjustments necessary to give effect to the acquisition as if it had occurred on December 1, 2002. The unaudited pro forma condensed combined consolidated statement of operations excludes the charge for in-process research and development as this is excluded under current pro forma preparation rules. The pro forma adjustments are as follows:

(A)  Adjustments to eliminate intercompany revenue and cost of licenses, to decrease estimated annual depreciation expense, to eliminate DataDirect’s historical amortization of acquired intangibles and to record annual amortization expense of acquired intangibles. The pro forma adjustments include an estimate for amortization of identifiable intangible assets with finite lives that would have been recorded during the year covered by the pro forma combined condensed statements of operations relating to the acquisition of DataDirect. The identifiable intangible assets are being amortized over periods ranging from one to ten years.

(B)  Adjustment to eliminate interest expense and related costs associated with DataDirect’s long-term debt and to reflect the reduction in interest income due to decreased cash and cash equivalents balances reflected as if the cash paid for the acquisition of DataDirect was paid on December 1, 2002. The adjustment reflects an interest rate of 3.5%.

(C)  Adjustment to reflect the change in income tax expense due to the changes in pro forma income before provision for income taxes. The adjustment assumes that the acquisition of DataDirect did not have a material impact on the effective tax rate for the year covered in the unaudited pro forma condensed combined consolidated statement of operations. Actual effective tax rates may differ from pro forma rates reflected in this unaudited pro forma combined condensed financial information.

Item 7 (c) Exhibits

23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS SOFTWARE CORPORATION (Registrant)

Date: March 5, 2004	/s/ Norman R. Robertson

Norman R. Robertson Senior Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)